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CHS Reports Record First Quarter Earnings
Strong Global Demand and Improved Supply Chain Efficiency Generate
$452.0 Million in Fiscal 2022 First Quarter Net Income

ST. PAUL, MINN. (Jan. 5, 2022) - CHS Inc., the nation’s leading agribusiness cooperative, today released results for its first quarter ended Nov. 30, 2021. The company reported record quarterly net income of $452.0 million compared to $69.7 million in the first quarter of fiscal year 2021. The significant improvement in earnings was largely driven by strong global demand across key businesses compared with lower demand during the same period a year ago as a result of the COVID-19 pandemic.

Fiscal 2022 first quarter highlights include:
•The Ag segment experienced robust global demand that drove commodity prices higher leading to a significant improvement in earnings compared to the same period during the prior year.
•Strong demand and global market forces in the agronomy business resulted in improved earnings compared to the first quarter of 2021.
•Refining margins were higher in our Energy segment and we also experienced more favorable pricing for Canadian crude oil which is processed by our refineries.
•Equity earnings from the company’s CF Nitrogen investment improved as a result of increased urea and urea ammonium nitrate pricing due to favorable market conditions.

"Our exceptionally strong financial performance in the first quarter of fiscal year 2022 reflects the support of local cooperatives and producers, as well as the hard work and dedication of our employees around the world, who remain focused on delivering superior value for our owners. That support and hard work, along with the investments we continue to make in critical assets and technology advancements are leading to operational improvements and stronger customer engagement, which are driving earnings momentum," said Jay Debertin, president and CEO of CHS Inc.

"Our Energy segment continues to see both margin and volume expansion driven by increased global demand. I remain positive for the year ahead as we continue to improve the customer experience and create efficiency gains throughout our expansive network, all of which is leading to increased market access, added value and sustainable growth for our local cooperative and farmer owners."

Energy
Pretax earnings of $69.2 million represent a $136.4 million increase versus the same period a year ago and reflect:
•Improved market conditions in our refined fuels business led to increased earnings, driven by higher refining margins and more favorable pricing of heavy Canadian crude oil processed by our two CHS refineries.
•Higher refining margins were partially offset by the higher cost of renewable energy credits compared to a year ago. Additionally, lower propane margins due to the reversal of unrealized hedging gains also impacted the first quarter of fiscal 2022.

Ag
Pretax earnings of $286.4 million represent a $203.4 million increase versus the same period a year ago and reflect:
•Higher margins across all our Ag segment businesses resulted from strong global market conditions and robust demand for agronomy products, grains and oilseeds, soyoil and soymeal.
•Lower volumes in the quarter were attributable to a smaller overall wheat crop due to drought conditions in some parts of the United States and the impact from Hurricane Ida on the Gulf Coast.

Nitrogen Production
Pretax earnings of $96.6 million represents a $92.1 million increase versus the same period a year ago and reflect:
•Higher equity method income attributed to strong demand and increased prices of urea and urea ammonium nitrate which are produced and sold by CF Nitrogen.

Corporate and Other
Pretax earnings of $14.5 million represent a $10.3 million decrease versus the same period a year ago and reflect:
•Lower equity income from our investment in Ventura Foods, which experienced less favorable market conditions for edible oils.

CHS Inc. (www.chsinc.com) is a leading global agribusiness owned by farmers, ranchers and cooperatives across the United States. Diversified in energy, agronomy, grains and foods, CHS is committed to creating connections to empower agriculture, helping its farmer-owners, customers and other stakeholders grow their businesses through its domestic and global operations. CHS supplies energy, crop nutrients, seed, crop protection products, grain marketing services, production and agricultural services, animal nutrition products, foods and food ingredients, and risk management services. The company operates petroleum refineries and pipelines and manufactures, markets and distributes Cenex® brand refined fuels, lubricants, propane and renewable energy products.
This document and other CHS Inc. publicly available documents contain, and CHS officers and representatives may from time to time make, "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on CHS current beliefs, expectations and assumptions regarding the future of its businesses, financial condition and results of operations, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of CHS control. CHS actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance on any of these forward-looking statements. Important factors that could cause CHS actual results and financial condition to differ materially from those indicated in the forward-looking statements are discussed or identified in CHS filings made with the U.S. Securities and Exchange Commission, including in the "Risk Factors" discussion in Item 1A of CHS Annual Report on Form 10-K for the fiscal year ended August 31, 2021. These factors may include: changes in commodity prices; the impact of government policies, mandates, regulations and trade agreements; global and regional political, economic, legal and other risks of doing business globally; the impact of the ongoing COVID-19 outbreak or other similar outbreaks; the impact of market acceptance of alternatives to refined petroleum products; consolidation among our suppliers and customers; nonperformance by contractual counterparties; changes in federal income tax laws or our tax status; the impact of compliance or noncompliance with applicable laws and regulations; the impact of any governmental investigations; the impact of environmental liabilities and litigation; actual or perceived quality, safety or health risks associated with our products; the impact of seasonality; the effectiveness of our risk management strategies; business interruptions and casualty losses; the impact of workforce factors; our funding needs and financing sources; financial institutions’ and other capital sources’ policies concerning energy-related businesses; uncertainty regarding the transition away from LIBOR and the replacement of LIBOR with an alternative reference rate; technological improvements that decrease the demand for our agronomy and energy products; our ability to complete, integrate and benefit from acquisitions, strategic alliances, joint ventures, divestitures and other nonordinary course-of-business events; security breaches or other disruptions to our information technology systems or assets; the impact of our environmental, social and governance practices; the impairment of long-lived assets; and other factors affecting our businesses generally. Any forward-looking statements made by CHS in this document are based only on information currently available to CHS and speak only as of the date on which the statement is made. CHS undertakes no obligation to update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise except as required by applicable law.

CHS Inc. Earnings*
by Segment
(in thousands $)

	Three Months Ended November 30,
	2021	2020
Energy	$69,190	$(67,176)
Ag	286,425	83,010
Nitrogen Production	96,583	4,468
Corporate and Other	14,465	24,738
Income before income taxes	466,663	45,040
Income tax expense (benefit)	14,720	(24,329)
Net income	451,943	69,369
Net loss attributable to noncontrolling interests	(18)	(302)
Net income attributable to CHS Inc.	$451,961	$69,671

*Earnings is defined as income (loss) before income taxes.